UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On January 10, 2024, Seelos Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), to a total of 400,000,000.

On January 10, 2024, the Company filed a Certificate of Amendment to the Articles (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Common Stock from 16,000,000 to 400,000,000. Any newly authorized shares of Common Stock were identical to the shares of Common Stock previously authorized and outstanding. The Certificate of Amendment did not alter the voting powers or relative rights of the Common Stock.

The Certificate of Amendment had no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. To the extent any of the Company’s outstanding warrants, options or other convertible securities are exercised, or the Company issues additional shares of Common Stock in the future, the Company’s stockholders will experience dilution. Any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of the Common Stock.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 10, 2024, the Company held the Special Meeting. At the Special Meeting, a total of 6,318,764 shares, or 66.02% of the Common Stock issued and outstanding as of the record date, were represented virtually or by proxy.

At the Special Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2023, as supplemented by the Supplement to Proxy Statement, filed with the SEC on December 22, 2023.

Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

Proposal No. 1: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to: (a) that certain Convertible Promissory Note No. 1 in the initial principal amount of $22,000,000 and due November 23, 2024, issued by the Company to Lind Global Asset Management V, LLC (“Lind Global”) on November 23, 2021, as amended on December 10, 2021, on February 8, 2023, on May 19, 2023 and September 30, 2023, (b) that certain securities purchase agreement, dated November 23, 2021, by and between the Company and Lind Global, and (c) that certain Letter Agreement, dated September 21, 2023, by and between the Company and Lind Global, as amended by that certain Amendment No. 4 to Convertible Promissory Note and Amendment to Letter Agreement, effective September 30, 2023, by and between the Company and Lind Global (the “Convertible Note Proposal”).

For	Against	Abstentions	Broker Non-Votes
3,005,989	698,838	1,051,469	1,562,468

Proposal No. 2: To approve an amendment to the Articles to increase the number of authorized shares of common stock to a total of 400,000,000 (the “Authorized Share Increase Proposal”).

For	Against	Abstentions
5,189,686	1,101,134	27,944

Proposal No. 3: To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Convertible Note Proposal and/or the Authorized Share Increase Proposal.

For	Against	Abstentions
5,284,077	984,296	50,391

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed January 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: January 10, 2024	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer and President